Exhibit 4.27
SETTLEMENT AGREEMENT AND RELEASE
Parties
—	Trend Mining Company (Trend) and Aurora Metals (BVI) Limited (Aurora)

Settled Matter
—
Joint Venture Agreement (Jan. 1, 2005) (JVA) between Aurora and Trend covering two leases covering patented and unpatented mining claims, mill sites, and tunnel sites, as described in the attached form of Deed (the Subject Leases and the Subject Mining Claims), in Stillwater and Sweet Grass Counties, Montana, as follows:

a)	The Basal Zone Lease Agreement Stillwater Complex, Montana (Jan. 1, 2004) by William G. Mouat, and others, as lessors, and Aurora Metals (BVI) Limited, as lessee, and

b)	The Mountain View Lease Agreement Stillwater Complex, Montana (Feb. 1, 2004) by William G. Mouat and others, lessors, and Aurora Metals (BVI) Limited, lessee.

Civil Action
—	Aurora Metals (BVI) Limited, Plaintiff, vs. Trend Mining Company, Defendant, Cause No. DV 07 93, Montana 22nd Judicial District Court, Stillwater County, District Judge Blair Jones.

Subject Properties
—
The JVA and all interests of the parties in the Area of Interest defined by the JVA, the Subject Leases, the Subject Mining Claims (described above), and all scientific, technical, engineering, operational, economic, financial, marketing, and other information, and data of any nature whatsoever relating to the Subject Leases, the Subject Mining Claims.

Settlement Terms
—	$50,000.00 paid by Aurora to Trend (the settlement amount) in exchange for Trend’s Deed to Aurora covering all of Trend’s right, title, and interest in the Subject Properties described above.

     1. Settlement Terms. Trend acknowledges receipt of the $50,000.00 settlement amount, and in consideration for such payment, Trend hereby quitclaims, conveys, and transfers all of its right, title, and interest in and to the Subject Properties to Aurora. Trend shall also execute and acknowledge and deliver to Aurora a Deed in the form attached as Exhibit A covering all of Trend’s right, title, and interest in the Subject Properties in favor of Aurora, on or before April 18, 2008, and Trend shall also deliver (or instruct the custodians of such information and data to deliver) to Aurora all scientific, technical, engineering, operational, economic, financial, marketing, and other information, and data of any nature whatsoever relating to the Subject Leases or the Subject Mining Claims (as such information and data is further described on the form of Deed attached as Exhibit A), on or before May 30, 2008. Trend and Aurora also acknowledge that the JVA is hereby released and terminated.
     2. Release. In consideration of the settlement terms, the parties each fully and forever release and discharge each other, and each other’s successors, affiliates, assigns, agents, partners, employees, insurers, and attorneys from any and all actions, claims, causes of actions and demands for any and all damages, injuries, and/or losses, whether asserted or unasserted, known or unknown, foreseen or unforeseen, arising out of the Settled Matter and the Civil Action described above. This Release is for the benefit of, and binding upon, the parties and their successors, affiliates, assigns, agents, partners, employees, insurers, and attorneys.
     3. No Additional Claims. The parties each represent that no additional claims are contemplated against any other party potentially liable for the losses, damages, and injuries for which the releases herein are given. In the event any additional claim is made which directly or indirectly results in additional liability exposure to a party for the losses, injuries, and damages for which the releases herein are given, the other party covenants and agrees to indemnify and save the first party harmless from all such claims and demands, including reasonable attorneys’ fees and all other expenses necessarily incurred.
     4. Stipulation for Dismissal With Prejudice. Aurora stipulates and agrees that Aurora’s attorney of record shall dismiss the Civil Action with prejudice, as fully settled upon the merits. Each party shall pay their respective costs and attorneys’ fees.
     5. Disclaimer. Each party has carefully read this Agreement, understands its contents, has discussed its legal effect with its attorney, and signs below of its own free will and accord. Each party has executed this Agreement based on its independent evaluation of the facts and law relative to the Civil Action and not in reliance on any representation or statement of the other party or its counsel or other representatives. This Agreement shall be binding upon each party’s successors and assigns.
     6. Confidentiality. The parties acknowledge that the amount and terms of this settlement are to be confidential and shall not be publicly disclosed by them or their representatives, except that a party may disclose such information (a) as its counsel may advise it is required to disclose under applicable laws and regulations, or (b) as may be required in connection with disputes pertaining to insurance coverage of the claims involved here, or (c) as otherwise required by an order of court of competent jurisdiction, or (d) as required or desirable under the Securities and Exchange Act of 1934, as amended, or the rules of any other exchange or trading association on which the shares of a party or its affiliates are listed for trading. The parties further agree that the court may approve this settlement and order its conditions to be performed, and will retain jurisdiction to do so notwithstanding dismissal of the Civil Action. Trend also agrees to keep confidential all scientific, technical, engineering, operational, economic, financial, marketing, and knowledge, information, and data of any nature whatsoever relating to the Subject Leases, the Subject Mining Claims (confidential information), and shall not, without Aurora’s prior written consent, disclose any confidential information, directly or indirectly, under any circumstances or by any means, to any third person disclose to any third party, firm, corporation, or entity.
     7. Non-Compete. Trend agrees not to acquire any interest in any property within two miles of the outer perimeter of the Subject Properties for a period of two years, except with the express consent of Aurora.
     8. Counterparts and Electronic Versions. This Agreement may be executed and notarized in multiple counterparts, and may be transmitted between the parties and their attorneys by facsimile, e-mail, or other electronic means. Executed documents transmitted by electronic means shall be treated as originals, and counterparts each executed by the parties and their attorneys shall together constitute an original and final Agreement. The attorneys for the parties will, however, deliver an original copy of the Agreement executed by their client to the other party’s attorneys for each party’s records.
[SIGNATURES AND ACKNOWLEDGEMENTS ON FOLLOWING PAGES]

     Dated April 11, 2008.

TREND MINING COMPANY

By Its	signed John P. Ryan Vice President & Director

APPROVED BY:

Signed Jason S. Richie Jason S. Ritchie Holland and Hart, LLP 401 N. 31st St., Ste. 1500 P.O. Box 639 Billings, MT 59103-0639 Attorneys for Trend Mining Company
     Dated April                , 2008.

AURORA METALS (BVI) LIMITED

By Its	signed A.C. Richardson President & Director

APPROVED BY:

signed Chris Mangen Chris Mangen, Jr. Crowley, Haughey, Hanson, Toole & Dietrich pllp 490 N. 31st St., Ste. 500 P. O. Box 2529 Billings, MT 59103-2529 Attorneys for Aurora Metals (BVI) Limited

State of South Carolina)
: ss.
County of Beaufort )
This instrument was acknowledged before me on April 11, 2008, by JOHN RYAN, known to me to be the Vice President of Trend Mining Company.

Mildred B Brown
(Seal)	(Printed or Typed Name) Mildred B Brown Notary Public for the State of South Carolina Residing at Bluffton, SC My commission expires 11-22, 2015

Province of BRITISH COLUMBIA )
: ss.
County of VANCOUVE )
This instrument was acknowledged before me on April 11, 2008, by A.C. RICHARDSON, who advises me he is the PRESIDENT of Aurora Metals (BVI) Limited.

signed PETER N. CRAWFORD
(Seal)	(Printed or Typed Name) Peter N. Crawford Notary Public for the Province of BRITISH COLUMBIA Residing at 5620 Yew Street, Vancouver, BC My commission does not expire

Exhibit A
Form of Deed

After recording, return to:
Chris Mangen Jr.
P.O. box 2529
Billings, MT 59103
DEED
     For valuable consideration, receipt of which is acknowledged, TREND MINING COMPANY, as Grantor, hereby conveys, transfers, assigns, and quitclaims to:
AURORA METALS (BVI) LIMITED,
3540 W. 41st Ave., Ste. 204
Vancouver, BC V6N3E-6000
as Grantee, certain patented and unpatented mining claims, mill sites, and tunnel sites located in Stillwater County and Sweet Grass County, Montana, described on Exhibit A attached hereto, and lease agreements and the Joint Venture Agreement described as follows:
     1. Basal Zone Lease Agreement, Stillwater Complex, Montana, by and between William G. and Shirley M. Mouat individually, Fort Stockton Investments, Inc., and Mouat Nickel Mines, Inc., as lessors, and Aurora Metals (BVI) Limited, as lessee, dated January 1, 2004 (the “Basal Zone Lease Agreement”);
     2. Mountain View Lease Agreement, Stillwater Complex, Montana, by and between William G. Mouat, individually and as Trustee, Laurenne Sue O’Dorisio President of Fort Stockton Investments, Inc., and Mouat Nickel Mines, Inc., Lois deLannoy (a/k/a Lois E. deLannoy), individually and as trustee of the 1985 deLannoy Family Trust, Shirley M. Mouat, Johan C. Mouat, Donald D. Mouat, Ellen A. Langston, Donna Duba, Harold C. Nelson, Anne Fujiwara, Willard Ferch (a/k/a Willard A. Ferch), Iver J. Hjelvik, Donna F. Hjelvik, Robert Mouat, David Mouat and Ellen L. Schoemer, as lessors, and Aurora Metals (BVI) Limited, as lessee, dated February 1, 2004 (the “Mountain View Lease Agreement”); and
     3. Joint Venture Agreement by and between Grantee and Grantor, dated January 1, 2005 (the “Joint Venture Agreement”).
The Basal Zone Lease Agreement and the Mountain View Lease Agreement, and all amendments thereto and assignments or conveyances thereof, are referred to herein collectively as the “Lease Agreements”. The property subject to the Lease Agreements is described in

Exhibit A attached hereto. The Lease Agreements and the property subject to the Lease Agreements are referred to herein as the “Subject Properties”.
     The Grantor conveys, transfers, assigns, and quitclaims its interest in the Subject Properties together with, and to the extent of Grantor’s interest therein, if any, any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, title instruments, title opinions, land status reports, title abstracts, title insurance commitments or policies, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical, electromagnetic, gravity and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, mine development studies and plans, information concerning exploration and development of deposits all minerals (including information concerning mine operation, shutdown and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, mining claims (whether unpatented or now or hereafter patented), lease records (including rental and royalty payment records), unpatented mining claim records (including evidence of annual assessment work, payment of rental or maintenance fees, and filings and recordings made with governmental agencies), the approvals and records and information concerning compliance therewith, mine development programs and budgets, reclamation plans and related data and reports, commingling agreements, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), development rights, air rights, parcel maps, extralateral rights, condemnation awards, franchises, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, rents, royalties, overriding royalties, gross profits interests, net smelter returns, revenues, avails, income, security deposits, reclamation bonds, bonuses, accounts, returns, issues, profits, advantages, products, proceeds and all other benefits, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which the Grantor might at any time have or be entitled to (including any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that may be used or useful in connection with mining all minerals from all or any part of the Subject Properties, or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Subject Properties or to any interest described in Exhibit A hereto, or in connection with any related activities); together with all strips and gores belonging, adjacent or pertaining to the Subject Properties.
     It is the Grantor’s intent to, and the Grantor does hereby, convey to Grantee all the Grantor’s mineral interests in Stillwater County, Montana, and in Sweet Grass County, Montana, regardless of whether such property, interests, and rights are completely or legally sufficiently described herein.

     This Deed is given pursuant to a settlement agreement dated April 11, 2008 between Grantor and Grantee, resolving and settling both the Joint Venture Agreement and a related civil action entitled Aurora Metals (BVI) Limited, Plaintiff, vs. Trend Mining Company, Defendant, Cause No. DV 07 93, Montana 22nd Judicial District Court, Stillwater County, District Judge Blair Jones. The Grantor hereby acknowledges that the Joint Venture Agreement is terminated and released in all respects.
     TO HAVE AND TO HOLD unto the Grantee, its heirs, successors and assigns, forever.
     DATED: April 14, 2008.

TREND MINING COMPANY

Signed John P. Ryan

By Its	John P. Ryan Vice President * Director

State of South Carolina)
: ss.
County of Beaufort)
     This instrument was acknowledged before me on April 14, 2008, by John Ryan, known to me to be the Vice President of Trend Mining Company.

signed Robert Cosgrove

(Seal)	(Printed or Typed Name) Robert Cosgrove

Notary Public for the State of SOUTH CAROLINA

Residing at Hilton Head, South Carolina

My commission expires April 29, 2012

Exhibit A
SCHEDULE 1 — MOUNTAIN VIEW LEASE AGREEMENT
PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	Bald Eagle	Patented East Stillwater River	MSN 69D
SCHEDULE 2 — MOUNTAIN VIEW LEASE AGREEMENT
LODE AND PLACER CLAIMS FOR WHICH PATENT HAS BEEN APPLIED FOR IN
STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	AMY 19	Patent Applied For Mountain View	MMC 10209
2	AMY 20	Patent Applied For Mountain View	MMC 10210
3	AMY 21	Patent Applied For Mountain View	MMC 10211
4	SUSU 25	Patent Applied For Mountain View	MMC 53589
5	SUSU 28	Patent Applied For Mountain View	MMC 53592
6	SUSU 29	Patent Applied For Mountain View	MMC 53593
7	Mouat 1 Lode	Patent Applied For Mountain View	MMC 186404
8	Mouat 2 Lode	Patent Applied For Mountain View	MMC 186405
9	Mouat 3 Lode	Patent Applied For Mountain View	MMC 186406
10	Mouat 4 Lode	Patent Applied For Mountain View	MMC 186407
11	Mouat 5 Lode	Patent Applied For Mountain View	MMC 186408
12	Mouat 6 Lode	Patent Applied For Mountain View	MMC 186409
13	Mouat 7 Lode	Patent Applied For Mountain View	MMC 186410
14	Mouat 8 Lode	Patent Applied For Mountain View	MMC 186411
15	Mouat 9 Lode	Patent Applied For Mountain View	MMC 186412
16	Mouat 10 Lode	Patent Applied For Mountain View	MMC 186413
17	Mouat 11 Lode	Patent Applied For Mountain View	MMC 186414
18	Mouat 12 Lode	Patent Applied For Mountain View	MMC 186415
19	Mouat 13 Lode	Patent Applied For Mountain View	MMC 186416
20	Mouat 14 Lode	Patent Applied For Mountain View	MMC 186417
21	Lake Placer	Patent Applied For Mountain View	MMC 189232

SCHEDULE 3 — MOUNTAIN VIEW LEASE AGREEMENT
UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	AMY 1	Unpatented West Stillwater River	MMC 10191
2	AMY 2	Unpatented West Stillwater River	MMC 10192
3	AMY 3	Unpatented West Stillwater River	MMC 10193
4	AMY 13	Unpatented West Stillwater River	MMC 10203
5	AMY 14	Unpatented West Stillwater River	MMC 10204
6	AMY 15	Unpatented West Stillwater River	MMC 10205
7	AMY 16	Unpatented West Stillwater River	MMC 10206
8	AMY 17	Unpatented West Stillwater River	MMC 10207
9	AMY 18	Unpatented West Stillwater River	MMC 10208
10	AMY 25	Unpatented West Stillwater River	MMC 10212
11	Amy 133	Unpatented West Stillwater River	MSN 17302
12	Gypsum Placer	Unpatented West Stillwater River	MMC 35156
13	Duke Placer	Unpatented West Stillwater River
		5/8th Interest. No Buildings.	MMC 35157
14	ANN #1	Unpatented West Stillwater River	MMC 35958
15	ANN #2	Unpatented West Stillwater River	MMC 35959
16	ANN 3 fr.	Unpatented West Stillwater River	MMC 35960
17	ANN 4	Unpatented West Stillwater River	MMC 35961
18	ANN 4A	Unpatented West Stillwater River	MMC 35962
19	ANN 5	Unpatented West Stillwater River	MMC 35963
20	ANN 5A	Unpatented West Stillwater River	MMC 35964
21	ANN 6	Unpatented West Stillwater River	MMC 35965
22	ANN 6A	Unpatented West Stillwater River	MMC 35966
23	ANN 7	Unpatented West Stillwater River	MMC 35967
24	ANN 8	Unpatented West Stillwater River	MMC 35968
25	ANN 9	Unpatented West Stillwater River	MMC 35969
26	ANN 10	Unpatented West Stillwater River	MMC 35970
27	ANN 28	Unpatented West Stillwater River	MMC 35988
28	ANN 29	Unpatented West Stillwater River	MMC 35989
29	ANN 30	Unpatented West Stillwater River	MMC 35990
30	ANN 44	Unpatented West Stillwater River	MMC 36004
31	GAY 1	Unpatented West Stillwater River	MMC 36281
32	GAY 2	Unpatented West Stillwater River	MMC 36282
33	GAY 6	Unpatented West Stillwater River	MMC 36286
34	GAY 7	Unpatented West Stillwater River	MMC 36287
35	GAY 11	Unpatented West Stillwater River	MMC 36291
36	GAY 12	Unpatented West Stillwater River	MMC 36292
37	GAY 15	Unpatented West Stillwater River	MMC 36295
38	GAY 16	Unpatented West Stillwater River	MMC 36296
Exhibit A, p. 2

SCHEDULE 3 — MOUNTAIN VIEW LEASE AGREEMENT
UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
39	Mountain View Chrome Co.	Unpatented West Stillwater River	MMC 36376
40	Ely Placer	Unpatented West Stillwater River	MMC 36379
41	No. 5 Tunnel & Tunnel Site	Unpatented West Stillwater River	MMC 36380
42	MALO	Unpatented West Stillwater River	MMC 36384
43	Red Bird No. 3	Unpatented West Stillwater River	MMC 36396
44	CHAS F.	Unpatented West Stillwater River	MMC 36408
45	Joan I	Unpatented West Stillwater River	MMC 36413
46	Verdi Placer	Unpatented West Stillwater River	MMC 36430
47	SUSU 22	Unpatented West Stillwater River	MMC 53586
48	SUSU 23	Unpatented West Stillwater River	MMC 53587
49	SUSU 24	Unpatented West Stillwater River	MMC 53588
50	SUSU 26 (1)	Unpatented West Stillwater River	MMC 53590
51	SUSU 27	Unpatented West Stillwater River	MMC 53591
52	AMY fr.	Unpatented West Stillwater River	MMC 78928
53	GAY fr.	Unpatented West Stillwater River	MMC 78929
54	NEW 13	Unpatented West Stillwater River	MMC 84655
55	Red Bird # 4	Unpatented West Stillwater River	MMC 36397
56	Mill Site 69E	Unpatented West Stillwater River	MSN 156775
SCHEDULE 4 — MOUNTAIN VIEW LEASE AGREEMENT
WATER RIGHTS STILLWATER RIVER VALLEY AREA,
STILLWATER COUNTY, MONTANA

Lessors Water Right Number	43C-W-189530-00
Source	Mountain View Lake – SW 1/4 NE1/4 Sec. 20, Twp. 5S, Rge. 15E M.P.M, Stillwater County, Montana
Indicated Flow Rate:	1.34 CFS
Indicated Volume	486.27 acre feet per year
Purpose (Use):	Industrial
Lessors Water Right Number:	43C-W-189532-00
Source:	Verdigris Creek — S1/2 SW1/4 NE1/4 Sec. 20, Twp. 5S, Rge. 15E M.P.M, Stillwater County, Montana
Indicated Flow Rate:	0.09 CFS
Indicated Volume	49.79 acre feet per year
Purpose (Use):	Domestic (multiple)
Exhibit A, p.3

SCHEDULE 1 — BASAL ZONE LEASE AGREEMENT
PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	Nio Placer	Patented East Stillwater River	MSN 10783
2	Chrome	Patented East Stillwater River	MSN 10781
3	Lookover	Patented East Stillwater River	MSN 10781
4	Jackson	Patented East Stillwater River	MSN 10781
5	Gabbro	Patented East Stillwater River	MSN 10781
6	Pada #1	Patented East Stillwater River	MSN 10782
7	Pada #2	Patented East Stillwater River	MSN 10782
8	Big Ben	Patented East Stillwater River	MSN 10782
9	Lucky T	Patented East Stillwater River	MSN 10782
10	L.T.X.	Patented East Stillwater River	MSN 10782
11	H.E.D.	Patented East Stillwater River	MSN 10782
12	Copper	Patented East Stillwater River	MSN 10782
13	Gold Tip	Patented East Stillwater River	MSN 10782
14	Beauty	Patented East Stillwater River	MSN 10782
15	Patent	Patented East Stillwater River	MSN 10782
16	Opal	Patented East Stillwater River	MSN 10782
17	Dave	Patented East Stillwater River	MSN 10782
18	Mountain View	Patented West Stillwater River	MSN 63A
19	Rough Rock	Patented West Stillwater River	MSN 63B
20	Redbird	Patented West Stillwater River	MSN 63C
21	Big Thing	Patented West Stillwater River	MSN 63D
22	Stillwater	Patented West Stillwater River	MSN 63E
23	Summit	Patented West Stillwater River	MSN 68A
24	New Wabeliski	Patented West Stillwater River	MSN 68B
25	Brooklyn	Patented West Stillwater River	MSN 69A
26	Avalanche	Patented West Stillwater River	MSN 69B
27	Cataract	Patented West Stillwater River	MSN 69C
28	Perseverance	Patented East Stillwater River	MSN 70A
29	Emerald	Patented East Stillwater River	MSN 70B
30	Blue Jay	Patented East Stillwater River	MSN 70C
31	Copper Bottom	Patented East Stillwater River	MSN 70D
32	Ridge	Patented East Stillwater River	MSN 70E
33	Rough Rock No. 2	Patented West Stillwater River	MSN 72A
34	Something	Patented West Stillwater River	MSN 72B
Exhibit A, p.4

SCHEDULE 2 — BASAL ZONE LEASE AGREEMENT
UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	Giant	Unpatented West Stillwater River	MMC 36382
2	Red Bird #2	Unpatented West Stillwater River	MMC 36396
3	Smelter	Unpatented West Stillwater River	MMC 36401
4	Billie	Unpatented West Stillwater River	MMC 36407
5	Gap	Unpatented West Stillwater River	MMC 36410
6	Jame	Unpatented West Stillwater River	MMC 36412
7	Westlake	Unpatented West Stillwater River	MMC 36431
8	Snookie Placer (1) (2)	Unpatented West Stillwater River	MMC 36402
9	Basin Placer (3)	Unpatented East Stillwater River	MMC 36777

(1)	Stillwater Mining Company leases “that part (of the Snookie Placer) in conflict with the unpatented lode claims Schmidt Numbers 1 &2, Blitz Numbers. 3, 4, 7, 8, 11,12,15, and 16.”

(2)	SMC is also paying BLM fees on this claim. (3) Northern half of claim assigned.
SCHEDULE 3 — BASAL ZONE LEASE AGREEMENT
UNPATENTED LODE AND PLACER CLAIMS IN SWEET GRASS COUNTY, MONTANA

	Mineral Claim		BLM Montana
	Name	Status	Mineral Claim No.
1	RAM 1	Unpatented Crescent Creek	MMC 128417
2	RAM 2	Unpatented Crescent Creek	MMC 128418
3	RAM 4	Unpatented Crescent Creek	MMC 128420
4	RAM 5	Unpatented Crescent Creek	MMC 128421
5	RAM 7	Unpatented Crescent Creek	MMC 128423
6	RAM 8	Unpatented Crescent Creek	MMC 128424
7	RAM 11	Unpatented Crescent Creek	MMC 128427
8	RAM 12	Unpatented Crescent Creek	MMC 128428
9	RAM 14	Unpatented Crescent Creek	MMC 128430
10	RAM 15	Unpatented Crescent Creek	MMC 128431
11	RAM 17	Unpatented Crescent Creek	MMC 128433
12	RAM 18	Unpatented Crescent Creek	MMC 128434
13	RAM 19	Unpatented Crescent Creek	MMC 128435
14	RAM 20	Unpatented Crescent Creek	MMC 128436
15	RAM 24	Unpatented Crescent Creek	MMC 128440
16	RAM 44	Unpatented Crescent Creek	MMC 134180
17	RAM 45	Unpatented Crescent Creek	MMC 134181
Exhibit A, p.5